PROMISSORY NOTE

For Value Received, Alpha Wastewater Inc. Promises to pay to the order of Asiamera Capital Inc. the sum of Eighty seven thousand two hundred eighty five ($87,285.00) US$ and all further sums accounted for and paid on behalf of Alpha Wastewater Inc by Asiamera Capital Inc. on or before the 31st day of December 2011.

:due on demand .

Debt: $87,285.00 US;

July 15, 2010

Debt: _____________

___________

 Debt: _____________

___________

This Promissory Note executed in Richmond, BC., Canada between the lender and the borrower this 15th day of July 2010.

/s/Shenfeng Justin Wang__________

/s/Brian L. Hauff_______________

Lender: Asiamera Capital Inc.,

Borrower: Alpha Wastewater, Inc.

Shenfeng Justin Wang, President

Brian L. Hauff, President